President

Section 906 Certification under Sarbanes Oxley Act

I, Vincent J. Esposito, certify that:

1.	I have reviewed this report, filed on behalf of Treasury Money Fund - Institutional Class, a series of DWS Institutional Funds, on Form N-CSR;

2.

Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSR (the “Report”) fully complies with the requirements of § 13 (a) or §15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 2, 2006	/s/Vincent J. Esposito
Vincent J. Esposito
President
Treasury Money Fund - Institutional Class, a series of DWS Institutional Funds

Chief Financial Officer and Treasurer

Section 906 Certification under Sarbanes Oxley Act

I, Paul Schubert, certify that:

1.	I have reviewed this report, filed on behalf of Treasury Money Fund - Institutional Class, a series of DWS Institutional Funds, on Form N-CSR;

2.

Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSR (the “Report”) fully complies with the requirements of § 13 (a) or § 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 2, 2006	/s/Paul Schubert
Paul Schubert
Chief Financial Officer and Treasurer
Treasury Money Fund - Institutional Class, a series of DWS Institutional Funds